EXHIBIT 10.2

EXECUTION

July 20, 2012

RWT Holdings, Inc.

One Belvedere Place

Mill Valley, California 94941

Redwood Trust, Inc.

One Belvedere Place

Mill Valley, California 94941

Ladies and Gentlemen:

By this letter agreement (this “Letter Agreement”), we are pleased to confirm the terms and conditions under which Barclays Capital Inc. (together with our subsidiaries and affiliates, “Barclays”) will act as sole lead underwriter for RWT Holdings, Inc. (the “Company”), a wholly-owned subsidiary of Redwood Trust, Inc. (“Redwood Trust,” and together with the Company and their subsidiaries and affiliates, “Redwood”) in connection with the proposed offering and sale (together, the “Offering”) of certain classes of mortgage-backed securities (the “2012-4 Securities”) issued by Sequoia Mortgage Trust 2012-4 (the “Issuing Entity” and such issuance, the “Transaction”). The Issuing Entity is expected to issue (i) one or more classes of senior certificates entitled to payments of both interest and principal that will be rated AAA or its equivalent by two of Moody’s Investors Service, Inc., Fitch Ratings, Inc. or Standard &  Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (each, a “Rating Agency” and such 2012-4 Securities, “AAA P&I Senior Securities”), (ii) one or more classes of senior certificates entitled to interest-only payments that will be rated AAA or its equivalent by two of the Rating Agencies (“AAA IO Senior Securities”), (iii) one or more classes of subordinate certificates (the “Subordinate Securities”) and (iv) one or more classes of REMIC residual certificates (the “Residual Securities”).

1.                  Mortgage Loans. The 2012-4 Securities are expected to be secured by a pool of mortgage loans (the “Mortgage Loans”) described under “Description of the Mortgage Loans” as of the Statistical Calculation Date, each as specified on Annex A. All of the Mortgage Loans are, or prior to the closing of the Transaction will be, owned by Redwood. A loan tape (the “Initial Tape”) containing information regarding the Mortgage Loans was furnished by Redwood to Barclays on July 18, 2012, and the final balance constituting the Mortgage Loans will be subject to a Loan Balance Permitted Variance specified on Annex A from the balance shown on the Initial Tape.

Redwood may substitute up to an aggregate of the Permitted Substitution Percentage specified on Annex A hereto (calculated by balance) of the Mortgage Loans on the Initial Tape so long as (a) there are no material differences between the attributes of the Mortgage Loans after substitution and the attributes of the Mortgage Loans reflected in Initial Tape that would materially change the AAA P&I Senior Securities credit enhancement level specified in Section 3 and (b) the Permitted Variance is maintained with respect to the Mortgage Loans after taking account of the related substitutions.

RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

At its sole expense, Barclays shall conduct a customary underwriter’s due diligence review of all of the Mortgage Loans and shall have the right, in its reasonable discretion, to have certain loans removed from the final pool of Mortgage Loans based on its due diligence results.

2.                  Structure of the Transaction; Documentation. The Transaction shall be structured in a manner substantially similar in all material respects to previous securitization transactions of fixed rate pools executed by Redwood under the “Sequoia Mortgage Trust” program (the “SEMT Program”) including, but not limited to, the same “shifting interest” provisions and mechanics in the securitization transaction in the SEMT Program that closed in June 2012 (“SEMT 2012-3”) with respect to the fixed rate pool included therein. In connection therewith, Redwood (in such capacity, the “Seller”) shall transfer the Mortgage Loans to either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., which shall act as depositor (the “Depositor”) for the Transaction. The transaction documents governing (i) the sale of the Mortgage Loans from the Seller to the Depositor, (ii) the sale of the Mortgage Loans from the Depositor to the Issuing Entity or the trustee (the “Trustee”) of the Issuing Entity and the issuance and terms of the 2012-4 Securities, (iii) the servicing and administration of the Mortgage Loans by each servicer (each, a Servicer”) and supervision thereof by the master servicer (the “Master Servicer”), (iv) the custody of the Mortgage Loan files by the custodian (the “Custodian”) and (v) the assignment of representations and warranties (together, the “Basic Transaction Documents”), shall be substantially similar in all material respects to the transaction documents executed in connection with the SEMT 2012-3 transaction; provided, that Redwood and Barclays shall mutually agree on provisions relating to “compensating interest,” which may differ from the “compensating interest” provisions of the SEMT 2012-3 transaction.

3.                  Ratings. It is a condition to the consummation of the Transaction that at least two Rating Agencies selected by Redwood (the “Initial Rating Agencies”) issue a AAA or equivalent rating in respect of the AAA P&I Senior Securities. The fees of the Initial Rating Agencies shall be paid in accordance with Section 8 hereof. Notwithstanding any Rating Agency feedback in respect of an AAA or equivalent rating, the Initial Credit Enhancement for the AAA P&I Senior Securities shall be specified on Annex A.

4.                  Underwriting Arrangement. Barclays shall act as sole lead underwriter (the “Underwriter”) for the Offering of each class of AAA P&I Senior Securities. Barclays will have the option, in its sole discretion, to strip off of the AAA P&I Senior Securities an interest only certificate, which will have the same interest priority as the AAA P&I Senior Securities and which may be rated AAA or its equivalent by two Rating Agencies (the “Underwritten AAA IO Senior Securities,” and together with the AAA P&I Senior Securities, the “Underwritten Senior Securities”); provided, that the aggregate interest on the Underwritten Senior Securities does not exceed the Underwritten Senior Securities Interest Rate specified in Annex A. Promptly after execution of this Letter Agreement, Barclays and Redwood shall cooperate and work in good faith to negotiate an underwriting agreement (when executed and delivered by the parties, the “Underwriting Agreement”) in respect of the Underwritten Senior Securities substantially similar in all material respects to the underwriting agreement executed in connection with the SEMT 2012-3 transaction, a form of which is attached as Exhibit A hereto. Subject to Section 9 hereof in respect of an adjustment to the AAA Purchase Price Percentage for certain delays in the closing of the Transaction, it is expected that Barclays shall purchase Underwritten Senior Securities in an aggregate principal amount equal to the Underwritten Senior Securities Balance specified on Annex A, subject to the Underwritten Senior Securities Permitted Variance specified on Annex A, for a purchase price equal to the product of (i) the AAA Purchase Price Percentage specified on Annex A and (ii) the Underwritten Senior Securities Balance as of the date of the closing of the Transaction (the “Closing Date”); provided, that at Redwood’s sole option, a variance of greater than the positive Underwritten Senior Securities Permitted Variance in the principal amount of the AAA P&I Senior Securities shall be permitted solely to the extent that Redwood purchases the AAA P&I Senior Securities in excess of such variance. The Underwritten Senior Securities Interest Rate on the AAA P&I Senior Securities (without taking into account any Underwritten AAA IO Senior Securities) shall be specified on Annex A. Barclays shall be entitled to receive the additional fees or discounts from Redwood in respect of the Underwritten Senior Securities as described under “Additional Fees or Discounts” specified on Annex A.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

5.                  Retention of Certain 2012-4 Securities by Redwood. Redwood shall initially retain (i) the AAA IO Senior Securities that are not Underwritten AAA IO Senior Securities, (ii) the Subordinate Securities and (iii) the Residual Securities (the “Redwood Retained Securities”) issued by the Issuing Entity.

6.                  Underwriting Fee for Subordinate Securities. In the event that Redwood decides to offer any of the Subordinate Securities under the Underwriting Agreement (such Subordinate Securities, the “Underwritten Subordinate Securities,” and together with the Underwritten Senior Securities, the “Underwritten Securities”), Barclays shall receive an underwriting fee calculated as the product of (i) the Subordinate Securities Underwriting Fee Percentage specified on Annex A and (ii) the unpaid principal balance of Underwritten Subordinate Securities as of the Closing Date (the “Subordinate Securities Underwriting Fee”).

7.                  Offering Documents. In connection with the Offering and as described in greater particularity in the Underwriting Agreement, Redwood shall prepare (i) a preliminary prospectus supplement and prospectus, (ii) a free writing prospectus relating to the ratings of each class of 2012-4 Securities offered in the Offering and (iii) a final prospectus supplement and prospectus (together, the “Offering Documents”). The Offering Documents shall contain disclosures regarding, but not limited to, (i) the characteristics of the Mortgage Loans, (ii) the terms of the 2012-4 Securities and yield considerations with respect thereto, (iii) the Seller, the Depositor, Redwood Trust, the Company, the Trustee, the Issuing Entity, the Servicers, the Custodian, the Master Servicer and the Underwriter, and any material legal proceedings with respect to each such entity and the compensation arrangements (if any) for each such entity, (iv) the tax status, ERISA eligibility and legal investment considerations in respect of the 2012-4 Securities, (v) the material provisions of the Basic Transaction Documents and (vi) the pre-offering review of the Mortgage Loans, in each case substantially similar in nature to the disclosures included in the offering materials for the SEMT 2012-3 transaction. The Offering Documents shall be subject to the approval of Barclays in its commercially reasonable discretion. In connection with the Offering and as described in greater particularity in the Underwriting Agreement, Barclays shall (a) prepare the term sheet and (b) generate all collateral and yield tables, in each case based on information provided to Barclays by Redwood. In addition, Barclays shall obtain comfort letters from the hired accounting firm in respect of the documents and/or information specified in (a) and (b), which shall be addressed to both Barclays and Redwood. The Underwriting Agreement shall govern any required indemnification by Barclays or Redwood in respect of the Offering Documents prepared by Redwood and the documents and/or information specified in (a) and (b) prepared by Barclays and will be substantially similar in all material respects to the indemnification provisions included in the SEMT 2012-3 transaction.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

8.                  Payment of Certain Expenses.

(a) The payment of certain expenses in respect of the Transaction shall be as described under “Expense Allocation” on Annex A.

(b) In the event that an unforeseen and unavoidable circumstance arises that Barclays and Redwood mutually agree would prevent the completion of the Transaction, Barclays and Redwood shall execute the Pair-off Payment specified on Annex A. If the calculation results in a negative amount, Redwood shall make the Pair-off Payment to Barclays. If the calculation results in a positive amount, Barclays shall make the Pair-off Payment to Redwood

9.                  Closing of the Transaction; Delay Penalty. Barclays and Redwood shall make all commercially reasonable efforts to close the Transaction on the Targeted Closing Date specified on Annex A. If the Transaction does not close on the Targeted Closing Date, Barclays and Redwood shall make all commercially reasonable efforts to close the Transaction as soon as practicable thereafter but not later than the Latest Permitted Closing Date specified on Annex A.

To the extent that the Transaction does not close on the Targeted Closing Date but closes on or before the Latest Permitted Closing Date and the failure to close on the Targeted Closing Date is the result of a delay of or caused by Redwood or Rating Agencies in connection with any Offering Document or the Underwriting Agreement, the AAA Purchase Price Percentage shall be reduced by the Delay Penalty Percentage specified on Annex A.

10.              Other.

(a) Barclays’ participation in the Transaction and the Offering shall be subject to the receipt by Barclays of all internal approvals.

(b) Redwood (i) shall make available to Barclays marketing materials substantially similar to the marketing materials used for SEMT 2012-3 transaction; (ii) at the request of Barclays, provide such information and documents as may be reasonably requested in order to enable Barclays to market the Underwritten Securities and carry out the engagement contemplated by this Letter Agreement and the Underwriting Agreement; and (iii) assist Barclays in carrying out its duties, functions and responsibilities pursuant hereto and provide reasonable access to the appropriate senior officers, management, accountants, legal counsel and other parties and facilities.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

(c) In connection with the Transaction, Redwood has contracted a diligence firm to perform a diligence review of the Mortgage Loans. Redwood agrees to make available the loan-level files and loan-level diligence results of such firm to Barclays, in order to enable Barclays to conduct and complete its customary due diligence review of the Mortgage Loans. Redwood recognizes and confirms that Barclays will be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of Redwood and the diligence firm contracted by Redwood, and that Barclays does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such information.

(d) In connection with the structuring of the Offering and engaging in the Transaction, Redwood also agrees to provide Barclays with (i) prompt notice of any material development affecting Redwood or the occurrence of any event or other change known to Redwood and relating to Redwood that could affect the Transaction or the Offering (including any marketing materials or Offering Documents) and (iii) any public financial reports or such other information concerning the business and financial condition of Redwood as Barclays may from time to time reasonably request.

(e) Redwood agrees that it has not and, unless Redwood and Barclays shall mutually agree in writing, Redwood agrees that it will not engage any other person to act as a structurer, arranger, advisor, sole lead underwriter or placement agent in the Transaction for a period beginning on the date of this Letter Agreement and ending upon the termination of this Letter Agreement.

(f) The terms of this Letter Agreement shall be subject to renegotiation by mutual consent of Redwood and Barclays. Any changes to the contents of Annex A as a result of such renegotiation shall be reflected in a revised Annex A and attached hereto in substitution of any prior version of Annex A.

11.              Confidentiality. Redwood agrees that any documents or information received from Barclays, its affiliates or advisors in connection with this Letter Agreement, the Underwriting Agreement and the transactions contemplated herein and therein may contain information that has been developed by Barclays on a proprietary basis. Redwood agrees to treat confidentially all such information received hereunder and under the Underwriting Agreement until one year from the date of termination hereof; provided, that nothing herein shall prevent Redwood from disclosing any such information: (i) to purchasers or prospective purchasers of the Underwritten Securities to the extent such information is material to an investment decision, (ii) to any Rating Agency in connection with the Transaction, (iii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or to defend any claim in any such proceeding, (iv) as required by law or regulation or upon the request or demand of any regulatory authority having jurisdiction over Redwood or any of its affiliates (including any filings related to or regarding this Agreement so long as Redwood has given prior written notice to and received the prior written consent of Barclays to any such filing), (v) to the extent that such information becomes publicly available other than by reason of disclosure by Redwood or was or becomes available to Redwood or its affiliates from a source which is not known by Redwood to be subject to a confidentiality obligation with respect thereto, or (vi) to Redwood’s affiliates and its and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Offering, the Transaction or any other services provided by Redwood or its affiliates to Barclays and its affiliates, provided (a) that such persons are made aware of the proprietary nature of such information and (b) that Redwood shall be responsible for any breach of this provision by such persons. Redwood understands that portions of the non-public information may be subject to the Gramm-Leach-Bliley Act of 1999 (the “GLB”) and other applicable privacy laws and regulations and agrees to maintain such information as required by the GLB and such other applicable privacy laws and regulations for financial institutions notwithstanding the proviso to this paragraph (other than clauses (ii), and (iii), (iv) and (v) of such proviso) or any termination of this Letter Agreement.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

Barclays agrees to treat confidentially all non-public information provided to it by or on behalf of Redwood hereunder until one year from the date of termination hereof; provided, that nothing herein shall prevent Barclays from disclosing any such information: (i) to purchasers or prospective purchasers of the Underwritten Securities to the extent such information is material to an investment decision, (ii) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or to defend any claim in any such proceeding, (iii) as required by law or regulation or upon the request or demand of any regulatory authority having jurisdiction over Barclays or any of its affiliates, (iv) to the extent that such information becomes publicly available other than by reason of disclosure by Barclays or was or becomes available to Barclays or its affiliates from a source which is not known by Barclays to be subject to a confidentiality obligation with respect thereto, or (v) to affiliates of Barclays and its and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Offering, the Transaction or any other services provided by Barclays or its affiliates to the Redwood and its affiliates, provided that such persons are made aware of the proprietary nature of such information. Barclays understands that portions of the non-public information may be subject to the GLB and other applicable privacy laws and regulations and agrees to maintain such information as required by the GLB and such other applicable privacy laws and regulations for financial institutions notwithstanding the proviso to this paragraph (other than clauses (ii), (iii) and (v) of such proviso) or any termination of this Letter Agreement.

Notwithstanding any other provision in this Letter Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

12.              Governing Law. This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed therein, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.              No Advisory or Fiduciary Responsibility. Redwood acknowledges and agrees that: (i) the transactions contemplated by this Letter Agreement and the Underwriting Agreement are arm’s-length commercial transactions between Redwood, on the one hand, and Barclays, on the other hand, and Redwood is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Letter Agreement and the Underwriting Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to each such transaction Barclays is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of Redwood or its affiliates, stockholders, creditors or employees or any other party; (iii) Barclays has not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of Redwood with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether Barclays has advised or is currently advising Redwood on other matters) or any other obligation to Redwood except the obligations expressly set forth in this Letter Agreement and the Underwriting Agreement; (iv) Barclays and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Redwood and that Barclays has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) Barclays has not provided any legal, accounting, regulatory or tax advice with respect to the Offering and Redwood has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Redwood acknowledges and agrees that Barclays is acting solely in the capacity of an arm’s length contractual counterparty to Redwood with respect to the Offering and the Transaction (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, Redwood or any other person.  In addition, Barclays is not advising Redwood or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  Redwood shall consult with its own advisors concerning such matters, and Barclays shall have no responsibility or liability to Redwood with respect thereto.  Any review by Barclays of Redwood, the transactions contemplated by this Letter Agreement and the Underwriting Agreement (including the Offering and the Transaction) or other matters relating to such transactions will be performed solely for the benefit of Barclays and shall not be on behalf of Redwood.

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

14.              Termination. The Underwriting Agreement shall supersede this Letter Agreement in any and all respects, except that the provisions of Sections 8 and 11 shall survive the execution of the Underwriting Agreement. This Letter Agreement shall terminate upon written mutual consent of Barclays, the Company and Redwood Trust at any time, including any extension agreed to pursuant to this Section 14. In the event that the Transaction does not close on or before the Latest Permitted Closing Date, the obligations of Redwood and Barclays under this Letter Agreement shall terminate unless Barclays and Redwood mutually agree in writing to extend this Letter Agreement, subject to any additional terms and conditions agreed to at the time of such extension, except that the provisions of Sections 8 and 11 shall survive the termination of this Letter Agreement. Redwood and Barclays acknowledge that the consummation of the Transaction contemplated herein is subject to various conditions and limitations, and that the provisions of this Letter Agreement are preliminary and dependent upon the satisfaction of such conditions and the occurrence of certain events.

[SIGNATURE PAGE FOLLOWS]

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RWT Holdings, Inc.

Redwood Trust, Inc.

July 20, 2012

If the foregoing correctly sets forth your understanding of our agreement with respect to the matters set forth herein, please so indicate by signing two copies of this Letter Agreement and returning one of those signed copies to the undersigned, whereupon this Letter Agreement will constitute our binding agreement.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Ellen V. Kiernan
Name: Ellen V. Kiernan Title: Director

Accepted and agreed to as of

the date first above written:

REDWOOD TRUST, INC.

By: /s/ William J. Moliski___________________________

Name: William J. Moliski

Title: Authorized Officer

RWT HOLDINGS, INC.

By: /s/ William J. Moliski__________________________

Name: William J. Moliski

Title: Authorized Officer

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Annex A

Statistical Calculation Date:	September 1, 2012.
Description of the Mortgage Loans:	Fixed rate mortgage loans with original terms of 360, 240 and 180 months and an approximate unpaid principal balance of $312,095,957.
Loan Balance Permitted Variance:	Plus or minus 5%.
Permitted Substitution Percentage:	10%.
Initial Credit Enhancement:	Not less than 6.5%.
Underwritten Senior Securities Balance:	$291,809,000.
Underwritten Senior Securities Balance Permitted Variance:	Plus or minus 5%.
AAA Purchase Price Percentage:	103.00%.
Underwritten Senior Securities Interest Rate:	3.5%.
Additional Fees or Discounts:	None.
Subordinate Securities Underwriting Fee Percentage:	0.25%.

Expense Allocation:	Redwood shall pay all expenses in connection with the Transaction and the Offering other than (a) the fees and expenses of legal counsel to Barclays and (b) the expenses of any underwriter’s due diligence conducted by Barclays on the Mortgage Loans. The expenses for which Redwood shall be responsible shall not include any fee or discount to Barclays in respect of the Underwritten Senior Securities but shall include, but not be limited to: (i) any Subordinate Securities Underwriting Fees, if applicable; (ii) fees and expenses of Redwood’s counsel and auditors in connection with the Transaction; (iii) the fees of the Rating Agencies; (iv) the fees and expenses of any accounting firm that is engaged to deliver comfort letters in respect of the Offering Documents, any static pool information, any term sheet or other marketing materials; (v) the fees and expenses of the Trustee, the Issuing Entity, the Servicers, the Custodian, the Master Servicer and their respective counsel and auditors in connection with the Transaction; (vi) the cost of delivering the Underwritten Securities to the Underwriter; (vii) expenses of preparing, printing, filing and reproducing the Offering Documents, the SEC registration statement relating to the 2012-4 Securities, the Basic Transaction Documents and the 2012-4 Securities; (viii) all transfer taxes, if any, with respect to the sale and delivery of the Underwritten Securities to the Underwriter; (ix) any expenses for the qualification of the Underwritten Securities under “blue sky” or state securities laws, including filing fees and the fees and disbursements of counsel to the Underwriter in connection therewith and with the preparation of any “blue sky” survey; and (x) all other costs and expenses incidental to the Offering or the Transaction that are not otherwise specifically provided for herein.
Targeted Closing Date:	Barclays and Redwood shall make all commercially reasonable efforts to close the Transaction on September 21, 2012.
Latest Permitted Closing Date:	October 5, 2012.

Delay Penalty Percentage:	0.078125% for each five business day period for which the closing of the Transaction does not occur, pro rated for the actual number of business days from and including September 21, 2012 to but excluding the Closing Date of the Transaction.
Pair-off Payment:	An amount equal to the product of (i) $291,809,000 and (ii) a fraction, (a) the numerator of which is the product of (I) 0.65 and (II) the difference resulting from the subtraction of the Current Value from 103.640625 and (b) the denominator of which is 100. For the purposes of this calculation, “Current Value” shall equal the price, as reported on Bloomberg on the date such Pair-off Payment is executed, for the Fannie Mae 30 year Mortgage Pass-Through Certificates at a coupon of 3.0% per annum, TBA for the current front month.

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Exhibit A

Form of Underwriting Agreement

Refer to Exhibit 10.1

Ex. A